UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2021

Atreca, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38935	27-3723255
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

835 Industrial Rd., Suite 400 San Carlos, California		94070
(Address of Principal Executive Offices)		(Zip Code)

(650) 595-2595

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	BCEL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

The proposals set forth below were submitted to the stockholders at the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Atreca, Inc. (the “Company”) held on June 9, 2021. Each such proposal was described in the Company’s definitive proxy statement for the Annual Meeting filed with the U.S. Securities and Exchange Commission on April 28, 2021 (the “Proxy Statement”).

There were 30,175,529 shares of the Company’s Class A common stock entitled to vote at the Annual Meeting. There were 24,941,448 shares of the Company’s Class A common stock present or represented by valid proxy at the Annual Meeting. The number of votes cast for and against, and the number of abstentions and broker non-votes, with respect to each proposal voted upon are set forth below.

Proposal 1 – Election of Directors

The Company’s stockholders elected the Class II director nominees below to the Company’s Board of Directors to hold office until the 2024 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

Class II Director Nominee	Votes For	Votes Withheld
Brian Atwood	18,853,985	1,720,536
William H. Robinson, M.D., Ph.D.	16,061,591	4,512,930
Tito A. Serafini, Ph.D.	18,569,923	2,004,598

There were 4,366,927 broker non-votes for Proposal 1.

Proposal 2 – Ratification of Appointment of Independent Registered Accounting Firm

The Company’s stockholders ratified the appointment of OUM & Co. LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2021.

Votes For	Votes Against	Abstentions
24,899,544	22,263	19,641

There were no broker non-votes for Proposal 2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atreca, Inc.

Dated: June 15, 2021	By:	/s/ Courtney J. Phillips
Courtney J. Phillips
General Counsel and Corporate Secretary